Exhibit 99.1

Marlborough Software Development Holdings Inc. to Commence Trading on Over-The-Counter Bulletin Board on March 19, 2012 Under the Symbol “MBGH.”

MARLBOROUGH, Mass. —March 16, 2012—Bitstream Inc. (Nasdaq: BITS) and Marlborough Software Development Holdings Inc. (OTCBB: MBGH) today announced that the common stock of Marlborough has been approved for quotation on the over-the-counter bulletin board under the symbol “MBGH” commencing on Monday, March 19, 2012.

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of Bitstream and Marlborough products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Bitstream and Marlborough filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2010, as supplemented by Bitstream’s subsequent quarterly reports on Form 10-Q in 2011, and Marlborough’s registration statement on Form S-1, File No. 333-177915. We undertake no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise after the date of this document.

Investors:

James P. Dore

VP and Chief Financial Officer

Bitstream Inc.

500 Nickerson Road

Marlborough, MA 01752-4695

617-520-8377

jdore@pageflex.com